UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

Magellan Midstream Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	MMP	New York Stock Exchange

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, Robert G. Croyle, an independent member in Class I of the board of directors (the “board”) of Magellan GP, LLC (the “Company”), the general partner of Magellan Midstream Partners, L.P. (“Magellan”), informed the board that he will retire effective April 30, 2022. He is the Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Croyle’s decision to retire from the board was not due to any disagreement with Magellan on any matter relating to Magellan’s operations, policies or practices or other occurrence that would require disclosure under Item 5.02(a)(1) of Form 8-K.

Following Mr. Croyle’s retirement announcement, the board elected Sivasankaran Somasundaram as an independent director in Class I of the board effective May 1, 2022. Since June 2020, Mr. Somasundaram has been the President, Chief Executive Officer (“CEO”) and a member of the board of directors of ChampionX Corporation (NASDAQ: CHX) (“ChampionX”), a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. From 2018 to 2020, he served as President, CEO and a member of the board of directors of Apergy Corporation (NYSE: APY), prior to its merger with ChampionX. Mr. Somasundaram served as VP of Dover Corporation and President and CEO of Dover Energy from 2013 to 2018, and led the spin off from Dover to form Apergy Corporation in 2018. Prior to that, he served Dover in a number of leadership capacities, including as Executive Vice President of Dover Energy, Executive Vice President of Dover Fluid Management, President of Dover’s Fluid Solutions Platform, President of Dover’s Gas Equipment Group and President of Dover’s RPA Process Technologies. Before joining Dover in 2004, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. He received a B.S. in mechanical engineering from Anna University and a M.S. in industrial engineering from the University of Oklahoma. Mr. Somasundaram is qualified to serve on our board because of his extensive executive management experience in the energy industry. He will serve as a member of our board’s Compensation Committee and Nominating and Governance Committee.

Mr. Somasundaram will be compensated as set forth in the Magellan GP, LLC Non-Management Director Compensation Program effective January 1, 2022 (filed as Exhibit 10(d) to Form 10-K filed February 17, 2022) and is eligible to participate in the Amended and Restated Director Deferred Compensation Plan effective January 28, 2014 (filed as Exhibit 10(d) to Form 10-K filed February 24, 2014), both of which are incorporated herein by reference. He is not related to any officer or director of the Company, and there are no transactions or relationships between him and the Partnership and its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 21, 2022, Magellan held its Annual Meeting of Limited Partners ("Annual Meeting") pursuant to due notice. Holders of a total of 172,881,361 common units, or 81.35% of Magellan’s common units outstanding, were present in person or by proxy at the Annual Meeting. The voting results follow:

1. Three Class II directors of the board were elected to serve until the 2025 Annual Meeting by the following votes:

Director	For	Withheld
Walter R. Arnheim	98,517,483	13,085,860
Lori A. Gobillot	109,358,114	2,245,229
Edward J. Guay	109,688,916	1,914,427

2. The following resolution regarding executive compensation was approved by the following votes:

RESOLVED that the unitholders of Magellan Midstream Partners, L.P. approve, on an advisory basis, the compensation of the named executive officers, as described in the section in the proxy statement entitled "Compensation of Directors and Executive Officers," in accordance with the compensation disclosure rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narratives accompanying the tables).

For	Against	Abstain
105,853,727	4,260,535	1,489,081

3. The appointment of Ernst & Young LLP as Magellan's independent registered public accounting firm for 2022 was ratified by the following votes:

For	Against	Abstain
165,087,340	7,049,254	744,767

Item 7.01. Regulation FD Disclosure

On April 22, 2022, Magellan issued a press release regarding the matters set forth in Item 5.02. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.

Exhibit 99.1    Magellan's press release dated April 22, 2022.

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: April 22, 2022	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Vice President and Secretary